Exhibit 99.1

Lead Cause No. 2014-08251

IN RE UNI-PIXEL, INC. SHAREHOLDER DERIVATIVE LITIGATION This Document Relates to: ALL ACTIONS.	) IN THE DISTRICT COURT OF ) ) HARRIS COUNTY, TEXAS ) ) 165TH JUDICIAL DISTRICT ) ) ) )

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
OF SHAREHOLDER DERIVATIVE ACTION

TO: ALL RECORD OR BENEFICIAL OWNERS OF COMMON STOCK OF UNI- PIXEL, INC. AS OF DECEMBER 22, 2014:

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. IT CONTAINS IMPORTANT INFORMATION ABOUT YOUR LEGAL RIGHTS.

THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF A SHAREHOLDER DERIVATIVE ACTION (THE "ACTION") AND CLAIMS ASSERTED ON BEHALF OF UNI-PIXEL, INC. ("UNI-PIXEL" OR THE "COMPANY").

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTION, SHAREHOLDERS OF UNI-PIXEL WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS.

THIS ACTION IS NOT A "CLASS ACTION." THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

PURPOSE OF THIS NOTICE

This Notice of Pendency and Proposed Settlement of Shareholder Derivative Action (the "Notice") is provided to Uni-Pixel stockholders pursuant to an order of the District Court of Harris County, Texas, 165th Judicial District (the "Court"). This is not a solicitation from a lawyer.

The purpose of this Notice is to advise you that, pursuant to the Court's Preliminary Approval Order,1 a hearing will be held on April 13, 2015 at 11:00 a.m., before the judge presiding over the 165th Court at the Harris County Civil Courthouse, 201 Caroline, 12th Floor, Houston, Texas 77002 (or at such a date and time as the Court may direct without further notice) (the "Settlement Hearing") to determine whether: (i) the terms of a proposed settlement (the

"Settlement") of this Action are fair, reasonable, and adequate, and in the best interests of Uni- Pixel; (ii) the amount of attorneys’ fees and expenses to Petitioners' Counsel, as described below, are fair and reasonable; and (iii) the incentive awards to Petitioners, as described below, should be approved.

The terms and conditions of the proposed Settlement are summarized in this Notice and set forth in full in the Stipulation.  You have an opportunity to be heard at this hearing.

The Court has not determined the merits of Petitioners’ claims or Defendants’ defenses. By this Notice, the Court does not express any opinion as to the merits of any claim or defense asserted by any party in this action.

1 The  capitalized terms used in this  Notice  and not  otherwise defined are defined in the Stipulation of Settlement (the "Stipulation") dated December 22, 2014, which is available on the websites of Petitioners' Counsel at www.johnsonandweaver.com and the website of Uni-Pixel at www.unipixel.com.

BACKGROUND OF THE ACTION

On February 19, 2014 and February 21, 2014, respectively, Petitioners Jason F. Gerzsenyi and Luis Lim (collectively "Petitioners") filed their respective shareholder derivative petitions2 in the Court on behalf of Uni-Pixel, Inc. and against the Individual Defendants. On April 16, 2014, the Court entered an order consolidating the actions as In re Uni-Pixel, Inc., Shareholder Derivative Litigation, Lead Cause No. 2014-08251/Court: 165 (Tx. Dist. Ct.-Harris Cnty.). Then, on May 12, 2014, the Court entered an order appointing Johnson & Weaver, LLP as Lead Counsel and The Warner Law Firm as Liaison Counsel for Petitioners.

On September 9, 2014, Petitioners filed their Consolidated Shareholder Derivative Petition (the "Consolidated Petition") which alleged causes of action for breach of fiduciary duty, waste of corporate assets, breach of fiduciary duty for insider selling and misappropriation of information, unjust enrichment, and aiding and abetting fiduciary violations. Petitioners claimed, among other things, that the Individual Defendants consciously made or failed to correct materially false and misleading statements about Uni-Pixel’s core product, UniBoss, specifically with respect to: (1) the “worldwide commercialization” of UniBoss which was supposed to lead to both revenue and earnings in 2013; (2) Uni-Pixel’s ability to quickly ramp up UniBoss production to 60,000 units by the end of April 2013, and then even more rapidly after that point; and (3) the standardization of the production process for UniBoss and the ability for that process to support shipments for products to be on store shelves in either June 2013 or September 2013. The Consolidated Petition also alleges that certain of the Individual Defendants sold shares of their own stock while in possession of material undisclosed negative information. Defendants have denied and continue to deny each and all of the claims and contentions alleged by Petitioners in the Action.

Following the filing of the Consolidated Petition, the Settling Parties engaged in extensive arm's-length negotiations with the assistance and involvement of the Mediator, which resulted in the Settling Parties reaching an agreement-in-principle to settle the Action based on the terms and conditions set forth in the Stipulation (the "Settlement").

TERMS OF THE SETTLEMENT

As a result of the filing, prosecution, and settlement of the Action, Uni-Pixel shall, within thirty calendar days after the Judgment becomes Final, formally express and/or implement and maintain in substance the corporate governance reforms, additions, amendments, or formalizations identified in paragraph 2.1 of the Stipulation for a period of no less than five years (the "Corporate Governance Reforms"). The full text of the Corporate Governance Reforms are set forth in Exhibit A and Exhibit B to the Stipulation, which may be found at www.unipixel.com and www.johnsonandweaver.com. Uni-Pixel and the Individual Defendants further acknowledge and agree that the Corporate Governance Reforms would not have been implemented but for Petitioners' and Petitioners' Counsel's filing and prosecution of the Action. Uni-Pixel  and  the  Individual  Defendants  also  acknowledge  and  agree  that  the  Corporate Governance Reforms are significant and extensive and confer substantial benefits upon Uni- Pixel and its shareholders by, among other things, strengthening Uni-Pixel's internal controls and helping to address the issues identified and alleged in the Action.

2 The two derivative actions were captioned: Gerzsenyi v. Killion, et al., Cause No. 2014- 08251/Court: 165 (Tx. Dist. Ct.-Harris Cnty.) and Lim v. Killion, et al., Cause No. 2014- 08933/Court: 269 (Tx. Dist. Ct.-Harris Cnty.).

The Corporate Governance Reforms include, among other things, the formalizing of the non-executive chairman role, creation of a disclosure and controls committee, revision of the Company’s insider trading protocol, specifically the preclearance procedure, adoption of an insider trading protocol, increase of the size of the Board of Directors from seven members to eight members, and certain leadership changes within the Company.

The Settlement calls for Petitioners (on behalf of themselves, all Uni-Pixel shareholders and, derivatively, on behalf of Uni-Pixel) to release all Released Claims against the Released Persons, as defined in the Stipulation. The term "Released Claims" collectively means any and all claims, rights, and causes of action, whether based on federal, state, local, statutory, or common law or any other law, rule, or regulation, including Unknown Claims, that have been asserted or could have been asserted by Petitioners or any other shareholder of Uni-Pixel derivatively on behalf of Uni-Pixel against the Released Persons in the complaints filed in the Action arising from or relating to the facts, events, transactions, acts, disclosures, statements, omissions or failures to act, or any other circumstance alleged by Petitioners. Excluded from the term "Released Claims" are all claims alleged in Fitzpatrick v. Uni-Pixel, Inc., et al., Civil Action No. H-13-1649 (S.D.T.X.) (the “Securities Class Action”).

PETITIONERS' COUNSEL'S POSITION CONCERNING SETTLEMENT

Petitioners believe that the Action has substantial merit, and Petitioners' entry into the Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Action. However, Petitioners and Petitioners' Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and through possible appeals. Petitioners' Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation.

Based on Petitioners' Counsel's thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Petitioners' Counsel believe that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Uni-Pixel and its shareholders. Based upon Petitioners' Counsel's evaluation, Petitioners have determined that the Settlement is in the best interests of Uni-Pixel and Current Uni-Pixel Shareholders and have agreed to settle the Action upon the terms and subject to the conditions set forth in the Stipulation.

DEFENDANTS' POSITION CONCERNING SETTLEMENT

The Individual Defendants have denied and continue to deny that they have committed, threatened, or attempted to commit, any violations of law, or breached any duty owed to Petitioners, Uni-Pixel, or its shareholders. Without admitting the validity of any allegations made in the Action, or any liability with respect thereto, the Individual Defendants have concluded that it is desirable that the claims against them be settled on the terms reflected in the Stipulation.  The Individual Defendants and Uni-Pixel are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation. Further, the Individual Defendants and Uni-Pixel acknowledge that the Settlement confers substantial benefits on Uni-Pixel and is fair, reasonable, adequate, and in the  best interests of Uni-Pixel and its shareholders.

ATTORNEYS' FEES AND EXPENSES OF PETITIONERS' COUNSEL AND INCENTIVE AWARDS FOR PETITIONERS'

Petitioners' Counsel have not received any payment for their work in connection with the Action, nor have they been reimbursed for out-of-pocket expenses. After negotiating the substantive terms of the settlement, the Parties discussed a fair and reasonable sum to be paid to Petitioners' Counsel for their attorneys' fees and expenses. In recognition of the substantial benefits conferred upon Uni-Pixel as a direct result of the prosecution and Settlement of the Action, and as subject to Court approval, Petitioners’ Counsel shall receive $275,000 in cash and common stock, as is described more fully herein, in attorneys’ fees and expenses.

Specifically, the Individual Defendants’ insurer shall pay $150,000 (“Fee and Expense Amount”) and Uni-Pixel shall deliver $125,000 in common stock (“Stock Amount”). The price used to set the number of shares to be distributed to satisfy the Stock Amount shall be the closing price of Uni-Pixel common stock on the date of the entry of the Judgment (the “Closing Price”). If the Closing Price is less than $5.00 per share of common stock, the number of shares of common stock issued to Petitioners’ Counsel shall be calculated using a share price of $5.00 per share. If the Closing Price is greater than $6.00 per share of common stock, the number of shares of common stock issued to Petitioners’ Counsel shall be calculated using a share price of
$6.00 per share. If the Closing Price is greater than $5.00 per share but less than $6.00 per share, the number of shares of common stock issued to Petitioners’ Counsel shall be calculated using a share price equal to the Closing Price. Any shares issued to pay the Stock Amount shall be fully paid, non-assessable and, upon final approval of the Settlement, exempt from registration under Section 3(a)(10) of the Securities Act of 1933.

In addition, Petitioners' Counsel may apply to the Court for an incentive award of up to $2,000 for each of the Petitioners, only to be paid upon Court approval, in recognition of Petitioners' participation and effort in the prosecution of the Action (the "Incentive Awards"). The Incentive Awards, if approved by the Court, shall be paid to Petitioners from the attorneys’ fees and expenses.

NOTICE OF HEARING ON PROPOSED SETTLEMENT

A Settlement Hearing will be held on April 13, 2015 at 11:00 a.m., before the judge presiding over the 165th Court, at the Harris County Civil Courthouse, 201 Caroline, 12th Floor, Houston, Texas 77002 (or at such a date and time as the Court may direct without further notice), for the purpose of determining: (a) whether the proposed Settlement, as set forth in the Stipulation, should be approved by the Court as fair, reasonable, and adequate to Uni-Pixel and its shareholders, including Petitioners; (b) whether the Judgment should be entered dismissing the Action with prejudice and releasing the Released Persons from the Released Claims; (c) whether the payment of Petitioners' Counsel's Fee and Expense Amount and Stock Amount and Petitioners' Incentive Awards should be approved; and (d) any other matters that come before the Court.

The Court may adjourn the Settlement Hearing by oral announcement at such hearing or any adjournment without further notice of any kind. The Court may approve the Settlement with or without modification, enter the Judgment, and order the payment of the Fee and Expense Amount and Stock Amount and Petitioners' Incentive Awards without further notice of any kind.

THE RIGHT TO BE HEARD AT THE SETTLEMENT HEARING

Any Uni-Pixel shareholder may appear and show cause, if he, she, or it has any reason why the Settlement of the Action embodied in the Stipulation should not be approved as fair, reasonable, and adequate, or why the Judgment should or should not be entered hereon, or why the Fee and Expense Amount, Stock Amount, or Petitioners' Incentive Awards should not be awarded. To object, the shareholder must: (a) file a written objection, stating the case name and number: In re Uni-Pixel, Inc., Shareholder Derivative Litigation, Lead Cause No. 2014- 08251/Court: 165 and stating all reasons for the objection; (b) give proof of current ownership of Uni-Pixel stock as well as documentary evidence of when such stock ownership was acquired; (c) clearly identify any and all evidence that would be presented at the Settlement Hearing in connection with such objections; and (d) identify any case, by name, court, and docket number, in which the objector or his attorney, if any, has objected to a settlement in the last three years. Any written objections shall be filed with the Clerk of the Court at least fourteen (14) calendar days prior to the Settlement Hearing, at the below address:

CLERK OF THE COURT
Harris County Civil Courthouse 201 Caroline
Houston, Texas 77002

and copies of such objections shall be served at the same time upon the following by first-class mail:

Counsel for Petitioners:	Counsel for Defendants:
Frank J. Johnson JOHNSON & WEAVER, LLP 110 West A Street, Suite 750 San Diego, CA 92101 Telephone: (619) 230-0063 Facsimile: (619) 255-1856	Paul R. Bessette Michael J. Biles KING & SPALDING, LLP 401 Congress Ave., Suite 3200 Austin, TX 78701 Telephone: (512) 457-2002 Facsimile: (512) 457-2100

Any Uni-Pixel shareholder wishing to be heard at the Settlement Hearing is required to include a notice of intention to appear at the Settlement Hearing together with his, her, or its written objection.

Any Uni-Pixel shareholder who does not make his, her, or its objection in the manner provided in the preceding paragraph of this Notice shall be deemed to have waived such objection and shall forever be foreclosed from: (a) making any objections to the fairness, adequacy, or reasonableness of the Settlement; or (b) making any objections to the fairness and reasonableness of the Fee and Expense Amount, Stock Amount, or Incentive Awards.

CONDITIONS FOR SETTLEMENT

The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things: (a) approval of the Settlement by the Court following notice to Uni-Pixel shareholders, as set forth in paragraph 3.3 of the Stipulation, and a hearing as required by Tex. Bus. Org. Code § 21.560(a); (b) entry of the Judgment, in all material respects in the form set forth as Exhibit E annexed to the Stipulation, approving the Settlement, without awarding costs to any party, except as provided herein; (c) the payment of the Stock Amount and Fee and Expense Amount in accordance with paragraphs 4.1-4.6 of the Stipulation; and (d) the passing of the date upon which the Judgment becomes Final. If, for any reason, any one of the conditions described in the Stipulation is not met and the entry of the Judgment does not occur, the Stipulation might be terminated and, if terminated, will become null and void; and the Parties to the Stipulation will be restored to their respective positions as of October 21, 2014.

FURTHER INFORMATION

Further information regarding the Action and this Notice may be obtained by writing Petitioners' Counsel: Frank J. Johnson, Johnson & Weaver, LLP, 110 West A Street, Suite 750, San Diego, California 92101.

The pleadings and other records of the Action as well as the Stipulation filed with the Court may be examined and copied at any time during regular office hours at the Office of the Clerk, Harris County Civil Courthouse, 201 Caroline, Houston, Texas 77002. Additionally, the Stipulation, this Notice and certain other settlement related documents may be examined at www.unipixel.com and www.johnsonandweaver.com.

PLEASE DO NOT TELEPHONE THE COURT OR THE CLERK'S OFFICE REGARDING THIS NOTICE.